Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 12, 2023, with respect to the consolidated financial statements of CMB.Tech NV (formerly known as Euronav NV), incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Herwig Florent Henri Carmans

Bedrijfsrevisor / Réviseurs d’Entreprises

KPMG Bedrijfsrevisoren BV / KPMG Réviseurs d’Entreprises SRL

Zaventem, Belgium

July 1, 2025